Exhibit 99.1
HF Enterprises Inc. to Change Name to Alset EHome International Inc.

Thursday, February 4, 2021 9:00 AM

BETHESDA, MD / ACCESSWIRE / February 4, 2021 / HF Enterprises Inc. (NASDAQ:HFEN) (the "Company"), a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities, today announced that the Company will be changing its name to Alset EHome International Inc., effective Friday, February 5, 2021. In connection with this name change, the Company’s new symbol on The Nasdaq Capital Market will be AEI. This new symbol is expected to be effective on Friday, February 5, 2021.

"We are strategically positioning our Company to capitalize on disruptive and innovative business opportunities across a variety of industries," stated the Company’s Chairman and Chief Executive Officer, Mr. Chan Heng Fai. "Our Company’s new name will emphasize for all our potential investors and partners where our main focus will be- on creating the environmentally friendly homes and sustainable communities of the future."

About HF Enterprises Inc.

HF Enterprises Inc. is a diversified holding company principally engaged through its subsidiaries in property development, digital transformation technology and biohealth activities with operations in the United States, Singapore, Hong Kong, Australia and South Korea. The Company's vision is to accelerate sustainable healthy living. The Company's mission is to provide a healthy living ecosystem, encompassing housing, transport, energy, alternative healthy food and biohealth products.

Investor Contact:

Dave Gentry, CEO
RedChip Companies Inc.
407-491-4498
Dave@redchip.com

Forward-Looking Statement Disclaimer

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on HF Enterprises Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and HF Enterprises Inc. undertakes no duty to update such information except as required under applicable law.

SOURCE: HF Enterprises Inc.